UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2015

SANGAMO BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-30171	68-0359556
(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd	Richmond, California 94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 970-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2015, Sangamo BioSciences, Inc. (the “Company”) entered into the Amended and Restated Collaboration and License Agreement (the “Agreement”) with Shire International GmbH (formerly Shire AG, “Shire”) that replaces the Collaboration and License Agreement, dated January 31, 2012, between the Company and Shire. Under the Agreement, Shire returned to the Company worldwide exclusive rights to gene targets for the development, clinical testing and commercialization of ZFP Therapeutics for hemophilia A and B. Shire retained its exclusive, worldwide license to a ZFP Therapeutic program to continue to develop clinical leads for Huntington’s disease, and Shire also retained the right to select one additional disease-causing gene as the target for another ZFP therapeutic program that will be exclusively licensed to Shire. Shire’s rights with respect to other targets contemplated in the original agreement reverted to the Company.

Under the Agreement, Shire has full control over, and full responsibility for the costs of, its retained programs, subject to certain obligations, including the obligation to retain the Company to perform ZFP design, optimization and assessment services and to reimburse the Company for the costs of such services. Shire does not have any milestone payment obligations to the Company with respect to the retained programs, but it is required to pay single digit percentage royalties to the Company, up to a specified maximum cap, on the commercial sales of ZFP therapeutic products from such programs. Under the Agreement, the Company has full control over, and full responsibility for the costs of, the hemophilia programs returned to the Company, subject to certain diligence obligations and Shire’s right of first negotiation to obtain a license to such programs under certain circumstances. The Company is required to pay single digit percentage royalties to Shire, up to a specified maximum cap, on commercial sales of ZFP therapeutic products from such returned programs.

The Agreement may be terminated by (i) either party, in whole or in part, for the uncured material breach of the other party, (ii) either party for the bankruptcy or other insolvency proceeding of the other party; and (iii) Shire, in whole or in part, at any time with 90 days prior written notice to the Company.

The foregoing description is a summary and qualified in its entirety by the Agreement, a copy of which the Company intends to file as an exhibit to its next periodic report to be filed with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

On September 2, 2015, the Company issued a press release announcing the transaction described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated September 2, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.

By:	/s/ EDWARD O. LANPHIER II
Edward O. Lanphier II
President, Chief Executive Officer

Dated: September 2, 2015